                                                                  EXHIBIT 11(e)




                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Trustees and Shareholders
   Van Kampen American Capital Great American Companies Fund:

We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Custodian and Independent Accountants" in the Statement of Additional Information.

/s/ KPMG Peat Marwick LLP

Chicago, Illinois
October 23, 1996